Exhibit 10.2
STOCK APPRECIATION RIGHTS AGREEMENT
     THIS STOCK APPRECIATION RIGHT AGREEMENT UNDER THE NASH-FINCH COMPANY 2000 STOCK INCENTIVE PLAN is entered into and effective as of December 17, 2008 (the “Date of Grant”), by and between Nash-Finch Company (the “Company”) and [ ] (the “Executive”).
     This Stock Appreciation Right Agreement (the “Agreement”) sets forth the terms and conditions of an award of [     ] stock appreciation rights (each a “Stock Appreciation Right” or “SAR”)) that are subject to the terms and conditions specified herein and that are granted to the Executive under the Nash-Finch Company 2000 Stock Incentive Plan (the “Plan”). Each capitalized term used but not defined in this Agreement shall have the meaning assigned to that term in the Plan.
     The parties hereto agree as follows:
     1. Grant of Stock Appreciation Right. Subject to the terms and conditions of this Agreement and the Plan, the Company hereby grants the Executive a Stock Appreciation Right (the “Award”) relating to an aggregate of [ ] shares of common stock, par value $1.66-2/3 par value, per share, of Nash-Finch Company (“Common Stock”) with a per share price of $38.44 (the “Base Price”), which is the Fair Market Value of the Common Stock on the Date of Grant.
     2. Vesting. Subject to Section 4, the SAR is eligible to become vested during the period commencing on the closing of the transaction contemplated by that certain Asset Purchase Agreement by and among Nash-Finch Company, GSC Enterprises, Inc., MKM Management, L.L.C., Michael K. McKenzie and Grocery Supply Acquisition Corp. dated December 17, 2008 (the “Closing Date”) and ending on the 36 month anniversary of the Closing Date (the “Vesting Period”). The SAR will vest (and become exercisable pursuant to Section 3) on the first business day (the “Vesting Date”) which falls within the Vesting Period and follows either:
     (a) the date on which the average of the closing prices for a share of Common Stock on NASDAQ (or if not there principally traded, the principal market on which such shares are traded) for the 90 previous market days is at least $55.00, or
     (b) (i) a Change in Control which occurs on or following the six month anniversary of the Date of Grant or (ii) the termination of the Executive’s employment with the Company and all Subsidiaries by reason of death or Disability, so long as the Executive remains continuously employed (or has previously died or become disabled as described in Section 2(b)(ii)) by the Company from the Closing Date to the Vesting Date. If the SAR has not become vested by the last day of the Vesting Period, it shall thereupon be forfeited.

     3. Exercise of Award.
          a. Subject to Section 8, only the Executive may exercise the SAR or any portion thereof. The SAR may be exercised in whole or in part at any time during the period (i) commencing on the later of (x) the Vesting Date and (y) the six month anniversary of the Date of Grant and (ii) ending at the time when the SAR becomes unexercisable under Section 4.
          b. The Executive may exercise the SAR by delivery in person, by facsimile or electronic transmission or through the mail of written notice of exercise to the Company (Attention: Secretary) at its principal executive office in Minneapolis, Minnesota specifying the number of shares of Common Stock with respect to which the SAR is being exercised.
     4. Expiration of the Award. The SAR may not be exercised to any extent by anyone after the first to occur of the following:
          a. December 31, 2009 if the Closing Date has not occurred by such date;
          b. the date that is 24 months after the Vesting Date;
          c. the tenth anniversary of the Date of Grant; or
          d. the termination of Executive’s employment with the Company and all Subsidiaries, or, if such termination is by reason of death or Disability, the third anniversary of such termination of employment.
     5. Form of Payment. Upon exercise (the “Date of Exercise”) of the SAR, or any portion thereof, the Company shall award the Executive a number of shares of restricted stock (the “Restricted Stock”) equal to (a) the product of (i) the number of shares with respect to which the SAR is exercised and (ii) the excess, if any, of (x) the Fair Market Value per share of Common Stock upon the date of such exercise over (y) the Base Price per share relating to such SAR, divided by (b) the Fair Market Value of a share of Common Stock on the date such SAR is exercised. The Restricted Stock shall vest on the first anniversary of the Date of Exercise (the “Anniversary Date”) so long as the Executive has remained continuously employed with the Company or one of its Subsidiaries from the Date of Exercise to such date, or Executive’s earlier death or Disability.. The grant of any Restricted Stock shall otherwise be subject to the terms and conditions of an applicable Restricted Stock Agreement and the Plan.
     6. Termination of Employment. If the Executive’s employment with the Company is terminated prior to the Anniversary Date for any reason other than death or Disability the Restricted Stock that has not vested will thereupon be terminated and forfeited
     7. Adjustments to Awards. If any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock split, combination of shares, rights offering or divestiture (including a spin-off) or any other similar change in the corporate structure or shares of the Company occurs, the Board, in order to prevent dilution or enlargement of the Executive’s rights, will make appropriate adjustment (which determination will be conclusive) in the number and kind of Common Stock or other securities or other property (including cash) subject to the SAR or, if applicable, the Restricted Stock; provided, however, that any such securities or other property distributable with respect to the SAR shall be, unless otherwise determined by the Board, distributed to the Executive in the manner described in Section 5 and shall, together with the SAR, otherwise be subject to the terms and conditions of this Agreement.
     8. Beneficiary Designation.
     The Executive shall have the right, at any time, to designate any person or persons as beneficiary or beneficiaries to receive the SAR and/or the Restricted Stock upon the Executive’s death. After the death of the Executive, any exercisable portion of the SAR may, prior to the time when the SAR becomes unexercisable under Section 4, be exercised by his personal representative or by any person empowered to do so under the deceased Executive’s will or under the then applicable laws of descent and distribution. The Executive shall have the right to change the Executive’s beneficiary designation at any time. Each beneficiary designation shall become effective only when filed in writing with the Company during the Executive’s life on a form prescribed by or approved by the Company. If the Executive fails to designate a beneficiary as provided above, or if all designated beneficiaries die before the Executive, then the beneficiary shall be the Executive’s estate.
     9. Miscellaneous.
          a. No Rights as Stockholder. The Executive shall not be, nor have any of the rights or privileges of, a stockholder of the Company in respect of any shares relating to the SAR.
          b. Employment with the Company. Any references in this Agreement to employment with or by the Company shall be deemed to include employment with the Company or any parent or subsidiary corporation thereof.
          c. Code Section 409A. This grant is intended to comply with the provisions of Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder (“Section 409A”). Notwithstanding anything to the contrary in this Agreement, if any distribution to the Executive hereunder is subject to the requirements of Section 409A(a)(2)(B)(i) of the Code, then such distribution will be suspended and not made until after the six-month anniversary of the applicable termination date (or, if earlier, upon the date of the Executive’s death). Any distribution that was otherwise distributable during the six-month suspension period referred to in the preceding sentence will be made as soon as administratively practicable following the six-month anniversary of the applicable termination date. The parties agree that other appropriate modifications shall be made to the Agreement as necessary for any deferred compensation provided under the Agreement to satisfy the requirements of Sections 409A(a)(2), (3) and (4) of the Code (including current and future guidance issued by the Department of Treasury and/or Internal Revenue Service). To the extent that any provision of this Agreement fails to satisfy those requirements, the provision shall be applied in operation in a manner that, in the good-faith opinion of the Company, brings the provision into compliance with those requirements while preserving as closely as possible the original intent of the provision and the value of the Agreement to the Executive. The Company (including any successor) shall propose subsequent amendments to this Agreement to the Executive if and as necessary to conform the terms of the Agreement to any such operational modifications.
          d. Relationship to Plan and Other Agreements. The SAR subject to this Agreement has been granted under, and is subject to the terms of, the Plan and the related Restricted Stock that may be granted will be subject to the terms of the Plan and an applicable award agreement. The provisions of this Agreement will be interpreted so as to be consistent with the terms of the Plan, and any ambiguities in this Agreement will be interpreted by reference to the Plan. If any provision of this Agreement is in conflict with the terms of the Plan, the terms of the Plan will prevail. To the extent any provision of any other agreement between the Company and the Executive limits, qualifies or is inconsistent with any provision of this Agreement, then for purposes of this Agreement, the provision of this Agreement will control and such provision of such other agreement will be deemed to have been superseded, as if such other agreement had been amended to the extent necessary to accomplish such purpose.
          e. Binding Effect. This Agreement will be binding upon the heirs, executors, administrators and successors of the parties hereto.
          f. Governing Law. This Agreement and all rights and obligations hereunder shall be construed in accordance with the Plan and governed by the laws of the State of Minnesota, without regard to conflicts of laws provisions. Any legal proceeding related to this Award or Agreement will be brought in an appropriate Minnesota court, and the parties hereto consent to the exclusive jurisdiction of the court for this purpose.
          g. Amendment and Waiver. Other than as provided in the Plan, this Agreement may be amended, waived, modified or canceled only by a written instrument executed by the parties hereto or, in the case of a waiver, by the party waiving compliance.
[Signature page follows]

     The parties hereto have executed this Agreement effective the day and year first written above.

NASH-FINCH COMPANY		EXECUTIVE:

By:		By:
	Alec C. Covington		[ ]
President and Chief Executive Officer

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